Bank of the Ozarks, Inc. Announces Record Second Quarter Earnings


    LITTLE ROCK, Ark.--(BUSINESS WIRE)--July 12, 2005--Bank of the Ozarks, Inc. (NASDAQ:OZRK) today announced record earnings for the quarter ended June 30, 2005. Net income for the quarter was $7,713,000, a 23.2% increase over net income of $6,260,000 for the second quarter of 2004. Diluted earnings per share were $0.46 for the second quarter of 2005 compared to $0.38 for the second quarter of 2004, an increase of 21.1%.
    For the six months ended June 30, 2005, net income totaled $15,035,000, a 23.0% increase over net income of $12,225,000 for the first six months of 2004. Diluted earnings per share for the first six months of 2005 were $0.90, compared to $0.74 for the comparable period in 2004, an increase of 21.6%.
    The Company's annualized returns on average assets and average stockholders' equity for the second quarter of 2005 were 1.66% and 23.07%, respectively, compared with 1.67% and 24.63%, respectively, for the second quarter of 2004. Annualized returns on average assets and average stockholders' equity for the six months ended June 30, 2005 were 1.67% and 23.37%, respectively, compared with 1.68% and 24.03%, respectively, for the six months ended June 30, 2004.
    Loans and leases were $1.22 billion at June 30, 2005 compared to $1.02 billion at June 30, 2004, an increase of 19.6%. Deposits were $1.47 billion at June 30, 2005 compared to $1.19 billion at June 30, 2004, an increase of 23.4%. Total assets were $1.90 billion at June 30, 2005, a 25.5% increase from $1.52 billion at June 30, 2004.
    Stockholders' equity was $139.7 million at June 30, 2005 compared to $100.3 million at June 30, 2004, an increase of 39.3%. Book value per share was $8.40 at June 30, 2005 compared to $6.12 at June 30, 2004, a 37.3% increase. Changes in stockholders' equity and book value per share reflect earnings, dividends paid, exercise of stock options and changes in unrealized gains and losses on investment securities available for sale. The Company's ratio of common equity to assets was 7.34% as of June 30, 2005 compared to 6.62% as of June 30, 2004, and its ratio of tangible common equity to tangible assets was 7.03% as of June 30, 2005 compared to 6.19% as of June 30, 2004.
    In commenting on these results, George Gleason, Chairman and Chief Executive Officer, stated, "Record net interest income, record income from service charges, a record efficiency ratio and excellent asset quality were each important contributors to our favorable second quarter results. The quarter just ended was our 18th consecutive quarter of record net income and earnings per share. We have now reported record net income in 32 of the last 34 quarters."

    NET INTEREST INCOME

    Net interest income for the second quarter of 2005 increased 14.2% to $16,811,000 compared to $14,721,000 for the second quarter of 2004. The Company has now achieved 17 consecutive quarters of record net interest income. Net interest margin, on a fully taxable equivalent basis, was 4.22% in the quarter just ended compared to 4.43% in the second quarter of 2004, a decrease of 21 basis points. The Company's second quarter 2005 net interest margin of 4.22% reflected a decrease of 11 basis points from the first quarter's 4.33%. A number of factors contributed to this decrease, including continuing competitive pressures and the flattening yield curve between short and long term interest rates.
    Net interest income for the six months ended June 30, 2005 increased 16.2% to $33,271,000 compared with $28,640,000 for the six months ended June 30, 2004. The Company's net interest margin for the first half of 2005 was 4.28%, a decrease of 18 basis points from 4.46% in the first half of 2004.

    NON-INTEREST INCOME

    Non-interest income for the second quarter of 2005 was $4,913,000 compared with $5,204,000 for the second quarter of 2004, a 5.6% decline. Non-interest income for the six months ended June 30, 2005 was $9,284,000 compared to $9,197,000 for the six months ended June 30, 2004, a 0.9% increase. Income from service charges on deposit accounts and trust income for both the first and second quarters of 2005 improved from the levels achieved during the comparable quarters of 2004. Mortgage lending income in the first and second quarters of 2005 was below the levels achieved during the comparable quarters of 2004. Lower volumes of mortgage refinancing contributed significantly to this decline. During the second quarter of 2005, the Company realized net gains on sales of assets of $335,000.

    NON-INTEREST EXPENSE

    Non-interest expense for the second quarter of 2005 was $10,008,000 compared with $9,610,000 for the second quarter of 2004, an increase of 4.1%. The Company's efficiency ratio for the quarter ended June 30, 2005 improved to a record 43.9% compared to 46.9% for the second quarter of 2004. Non-interest expense for the first six months of 2005 was $19,504,000 compared with $17,993,000 for the first six months of 2004, an increase of 8.4%. The Company's efficiency ratio for the first six months of 2005 was 43.9% compared to 46.1% for the first six months of 2004.
    A number of factors contributed to the Company's growth in non-interest expense in the first half of 2005 compared to the first half of 2004, but the most significant was the Company's continued growth and expansion. From June 30, 2004 to June 30, 2005, the Company continued to pursue its growth and de novo branching strategy, resulting in the addition of ten new banking offices. Two of these offices opened in the second quarter of 2005, including the Company's first Fayetteville, Arkansas office which opened in temporary quarters in April and the Company's second permanent office in Benton, Arkansas which opened in June.
    Mr. Gleason stated, "While the continued execution of our growth and de novo branching strategy necessarily entails increases in non-interest expense, we have maintained our strong focus on both revenue growth and expense control. As a result, even as we have added a large number of new offices, our total revenue has grown faster than our non-interest expense. We are very proud to have achieved record efficiency ratios in both the first and second quarters of 2005."

    ASSET QUALITY, CHARGE-OFFS AND RESERVES

    Nonperforming loans and leases as a percent of total loans and leases were 0.26% at June 30, 2005 compared to 0.25% as of June 30, 2004. Nonperforming assets as a percent of total assets were 0.21% as of both June 30, 2005 and June 30, 2004. The Company's ratio of loans and leases past due 30 days or more, including past due non-accrual loans and leases, to total loans and leases, was 0.45% at June 30, 2005 compared to 0.44% at June 30, 2004. The Company's annualized net charge-off ratio for the second quarter of 2005 was 0.06% compared to 0.16% for the second quarter of 2004. The Company's annualized net charge-off ratio was 0.07% for the first six months of 2005 compared to 0.10% for the first six months of 2004.
    Mr. Gleason stated, "Our second quarter asset quality ratios were outstanding. Our ratio of nonperforming assets as a percent of total assets was the best we have achieved at the end of any quarter since becoming a public company in 1997. Our 30-day past due ratio of 0.45% was our second best as a public company and just one basis point from the best. Our 0.06% annualized net charge-off ratio was the second best we have achieved in any quarter as a public company and just one basis point from our best. These ratios reflect our significant emphasis on asset quality."
    The Company's allowance for loan and lease losses increased to $16.7 million at June 30, 2005, or 1.37% of total loans and leases, compared to $15.1 million, or 1.48% of total loans and leases, at June 30, 2004. The increase of approximately $1.6 million in the allowance for loan and lease losses over the past twelve months is a result of the growth in the Company's loan and lease portfolio. As of June 30, 2005, the Company's allowance for loan and lease losses equaled 527% of its total nonperforming loans and leases.

    CONFERENCE CALL

    Management will conduct a conference call to review announcements made in this press release at 10:00 a.m. CDT (11:00 a.m. EDT) on Wednesday, July 13, 2005. The call will be available live or in recorded version on the Company's website www.bankozarks.com under "Investor Relations" or interested parties calling from locations within the United States and Canada may call 1-800-990-4845 up to ten minutes prior to the beginning of the conference and ask for the Bank of the Ozarks conference call. A recorded playback of the entire call will be available on the Company's website or by telephone by calling 1-800-642-1687 in the United States and Canada or 706-645-9291 internationally. The passcode for this telephone playback is 7529438. The telephone playback will be available through July 31, 2005, and the website recording of the call will be available for 12 months.

    GENERAL

    This release contains forward looking statements regarding the Company's plans, expectations, goals and outlook for the future. Actual results may differ materially from those projected in such forward looking statements, due, among other things, to continued interest rate changes, competitive factors, general economic conditions and their effects on the creditworthiness of borrowers, collateral values and the value of securities, the ability to attract new deposits and loans, delays in identifying, acquiring and opening satisfactory sites, delays in or inability to obtain required regulatory approvals, the ability to generate future revenue growth or to control future growth in non-interest expense, as well as other factors identified in this press release or in Management's Discussion and Analysis under the caption "Forward Looking Information" contained in the Company's 2004 Annual Report to Stockholders and the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
    Bank of the Ozarks, Inc. trades on the NASDAQ National Market under the symbol "OZRK". The Company owns a state-chartered subsidiary bank that conducts banking operations through 53 offices in 29 communities throughout northern, western and central Arkansas, three Texas banking offices, and loan production offices in Little Rock, Arkansas and Charlotte, North Carolina. The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811.
The Company's website is: www.bankozarks.com.


                       Bank of the Ozarks, Inc.
                 Selected Consolidated Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                               Unaudited

                                              Quarters Ended
                                                 June 30,
                                      --------------------------------
                                         2005        2004    % Change
                                      ----------  ---------- ---------
Income statement data:
----------------------
 Net interest income                 $   16,811  $   14,721      14.2%
 Provision for loan and lease losses        500       1,045     (52.2)
 Non-interest income                      4,913       5,204      (5.6)
 Non-interest expense                    10,008       9,610       4.1
 Net income                               7,713       6,260      23.2

Common stock data:
------------------
 Net income per share - diluted      $     0.46  $     0.38      21.1%
 Net income per share - basic              0.46        0.38      21.1
 Cash dividends per share                  0.09        0.07      28.6
 Book value per share                      8.40        6.12      37.3
 Diluted shares outstanding
  (thousands)                            16,770      16,616
 End of period shares outstanding
  (thousands)                            16,639      16,391

Balance sheet data at period end:
---------------------------------
 Total assets                        $1,902,603  $1,516,175      25.5%
 Total loans and leases               1,221,840   1,021,199      19.6
 Allowance for loan and lease losses     16,745      15,113      10.8
 Total investment securities            506,058     371,675      36.2
 Goodwill                                 5,243       5,243         -
 Other intangibles - net of
  amortization                            1,290       1,577     (18.2)
 Total deposits                       1,466,541   1,188,675      23.4
 Repurchase agreements with
  customers                              24,306      39,227     (38.0)
 Other borrowings                       219,031     155,702      40.7
 Subordinated debentures                 44,331      28,867      53.6
 Stockholders' equity                   139,746     100,322      39.3
 Loan and lease to deposit ratio          83.31%      85.91%

Selected ratios:
----------------
 Return on average assets(a)               1.66%       1.67%
 Return on average stockholders'
  equity(a)                               23.07       24.63
 Average equity to total average
  assets                                   7.19        6.79
 Net interest margin - FTE(a)              4.22        4.43
 Overhead ratio(a)                         2.15        2.57
 Efficiency ratio                         43.86       46.86
 Allowance for loan and lease losses
  to total loans and leases                1.37        1.48
 Nonperforming loans and leases to
  total loans and leases                   0.26        0.25
 Nonperforming assets to total
  assets                                   0.21        0.21
 Net charge-offs to average loans
  and leases(a)                            0.06        0.16

Other information:
------------------
 Non-accrual loans and leases        $    3,180  $    2,587
 Accruing loans and leases - 90 days
  past due                                    -           -
 ORE and repossessions                      727         624



                                              Six Months Ended
                                                  June 30,
                                      --------------------------------
                                         2005        2004    % Change
                                      ----------  ---------- ---------
Income statement data:
----------------------
 Net interest income                 $   33,271  $   28,640      16.2%
 Provision for loan and lease losses      1,000       1,790     (44.1)
 Non-interest income                      9,284       9,197       0.9
 Non-interest expense                    19,504      17,993       8.4
 Net income                              15,035      12,225      23.0

Common stock data:
------------------
 Net income per share - diluted      $     0.90  $     0.74      21.6%
 Net income per share - basic              0.90        0.75      20.0
 Cash dividends per share                  0.17        0.14      21.4
 Book value per share                      8.40        6.12      37.3
 Diluted shares outstanding
  (thousands)                            16,752      16,599
 End of period shares outstanding
  (thousands)                            16,639      16,391

Balance sheet data at period end:
---------------------------------
 Total assets                        $1,902,603  $1,516,175      25.5%
 Total loans and leases               1,221,840   1,021,199      19.6
 Allowance for loan and lease losses     16,745      15,113      10.8
 Total investment securities            506,058     371,675      36.2
 Goodwill                                 5,243       5,243         -
 Other intangibles - net of
  amortization                            1,290       1,577     (18.2)
 Total deposits                       1,466,541   1,188,675      23.4
 Repurchase agreements with
  customers                              24,306      39,227     (38.0)
 Other borrowings                       219,031     155,702      40.7
 Subordinated debentures                 44,331      28,867      53.6
 Stockholders' equity                   139,746     100,322      39.3
 Loan and lease to deposit ratio          83.31%      85.91%

Selected ratios:
----------------
 Return on average assets(a)               1.67%       1.68%
 Return on average stockholders'
  equity(a)                               23.37       24.03
 Average equity to total average
  assets                                   7.15        7.01
 Net interest margin - FTE(a)              4.28        4.46
 Overhead ratio(a)                         2.17        2.48
 Efficiency ratio                         43.91       46.12
 Allowance for loan and lease losses
  to total loans and leases                1.37        1.48
 Nonperforming loans and leases to
  total loans and leases                   0.26        0.25
 Nonperforming assets to total
  assets                                   0.21        0.21
 Net charge-offs to average loans
  and leases(a)                            0.07        0.10

Other information:
------------------
 Non-accrual loans and leases        $    3,180  $    2,587
 Accruing loans and leases - 90 days
  past due                                    -           -
 ORE and repossessions                      727         624

(a) Ratios annualized based on actual days



                       Bank of the Ozarks, Inc.
                 Supplemental Quarterly Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                               Unaudited


                               9/30/03   12/31/03   3/31/04   6/30/04
                               --------  ---------  --------  --------
Earnings Summary:
-----------------
 Net interest income          $ 12,658  $  13,469  $ 13,919  $ 14,721
 Federal tax (FTE) adjustment      312        479       591       582
                               --------  ---------  --------  --------
 Net interest income (FTE)      12,970     13,948    14,510    15,303
 Loan and lease loss
  provision                     (1,050)      (970)     (745)   (1,045)
 Non-interest income             5,147      4,128     3,993     5,204
 Non-interest expense           (8,629)    (8,855)   (8,384)   (9,610)
                               --------  ---------  --------  --------
 Pretax income (FTE)             8,438      8,251     9,374     9,852
 FTE adjustment                   (312)      (479)     (591)     (582)
 Provision for taxes            (2,852)    (2,160)   (2,818)   (3,010)
                               --------  ---------  --------  --------
   Net income                 $  5,274  $   5,612  $  5,965  $  6,260
                               ========  =========  ========  ========

 Earnings per share -
  diluted(a)                  $   0.32  $    0.34  $   0.36  $   0.38

Non-interest Income:
--------------------
 Trust income                 $    493  $     523  $    301  $    358
 Service charges on deposit
  accounts                       2,043      2,063     2,107     2,441
 Mortgage lending income         1,958        922       815       985
 Gain (loss) on sales of
  assets                             8          8       100        20
 Security gains (losses)            36         11         -       752
 Bank owned life insurance
  income                           299        258       253       254
 Other                             310        343       417       394
                               --------  ---------  --------  --------
   Total non-interest income  $  5,147  $   4,128  $  3,993  $  5,204

Non-interest Expense:(b)
------------------------
 Salaries and employee
  benefits                    $  5,194  $   4,697  $  4,901  $  5,023
 Net occupancy expense           1,179      1,152     1,213     1,254
 Write-off of deferred debt
  costs                              -          -         -       852
 Other operating expenses        2,194      2,944     2,208     2,416
 Amortization of intangibles        62         62        62        65
                               --------  ---------  --------  --------
   Total non-interest expense $  8,629  $   8,855  $  8,384  $  9,610

Allowance for Loan and Lease
 Losses:
----------------------------
 Balance beginning of period  $ 12,579  $  13,100  $ 13,820  $ 14,460
 Net charge-offs                  (529)      (250)     (105)     (392)
 Loan and lease loss
  provision                      1,050        970       745     1,045
                               --------  ---------  --------  --------
   Balance at end of period   $ 13,100  $  13,820  $ 14,460  $ 15,113

Selected Ratios:
----------------
 Net interest margin - FTE(c)     4.48%      4.45%     4.48%     4.43%
 Overhead expense ratio(c)        2.75       2.61      2.39      2.57
 Efficiency ratio                47.63      48.99     45.31     46.86
 Nonperforming loans and
  leases/total loans and
  leases                          0.50       0.47      0.36      0.25
 Nonperforming assets/total
  assets                          0.41       0.36      0.28      0.21
 Loans and leases past due 30
  days or more, including
  past due non-accrual loans
  and leases, to total loans
  and leases                      0.64       0.77      0.46      0.44



                               9/30/04   12/31/04   3/31/05   6/30/05
                               --------  ---------  --------  --------
Earnings Summary:
-----------------
 Net interest income          $ 15,908  $  16,075  $ 16,459  $ 16,811
 Federal tax (FTE) adjustment      625        702       767     1,095
                               --------  ---------  --------  --------
 Net interest income (FTE)      16,533     16,777    17,226    17,906
 Loan and lease loss
  provision                     (1,040)      (500)     (500)     (500)
 Non-interest income             4,631      4,397     4,371     4,913
 Non-interest expense           (9,766)    (9,845)   (9,495)  (10,008)
                               --------  ---------  --------  --------
 Pretax income (FTE)            10,358     10,829    11,602    12,311
 FTE adjustment                   (625)      (702)     (767)   (1,095)
 Provision for taxes            (3,086)    (3,116)   (3,513)   (3,503)
                               --------  ---------  --------  --------
   Net income                 $  6,647  $   7,011  $  7,322  $  7,713
                               ========  =========  ========  ========

 Earnings per share -
  diluted(a)                  $   0.40  $    0.42  $   0.44  $   0.46

Non-interest Income:
--------------------
 Trust income                 $    390  $     427  $    389  $    394
 Service charges on deposit
  accounts                       2,520      2,411     2,204     2,564
 Mortgage lending income           863        629       671       712
 Gain (loss) on sales of
  assets                           108         13       131       335
 Security gains (losses)            22          -         -         -
 Bank owned life insurance
  income                           258        448       449       455
 Other                             470        469       527       453
                               --------  ---------  --------  --------
   Total non-interest income  $  4,631  $   4,397  $  4,371  $  4,913

Non-interest Expense:(b)
------------------------
 Salaries and employee
  benefits                    $  5,550  $   5,358  $  5,445  $  5,866
 Net occupancy expense           1,286      1,436     1,447     1,502
 Write-off of deferred debt
  costs                              -          -         -         -
 Other operating expenses        2,865      2,985     2,538     2,574
 Amortization of intangibles        65         66        65        66
                               --------  ---------  --------  --------
   Total non-interest expense $  9,766  $   9,845  $  9,495  $ 10,008

Allowance for Loan and Lease
 Losses:
----------------------------
 Balance beginning of period  $ 15,113  $  15,888  $ 16,133  $ 16,437
 Net charge-offs                  (265)      (255)     (196)     (192)
 Loan and lease loss
  provision                      1,040        500       500       500
                               --------  ---------  --------  --------
   Balance at end of period   $ 15,888  $  16,133  $ 16,437  $ 16,745

Selected Ratios:
----------------
 Net interest margin - FTE(c)     4.47%      4.34%     4.33%     4.22%
 Overhead expense ratio(c)        2.44       2.33      2.18      2.15
 Efficiency ratio                46.14      46.50     43.96     43.86
 Nonperforming loans and
  leases/total loans and
  leases                          0.27       0.57      0.36      0.26
 Nonperforming assets/total
  assets                          0.23       0.39      0.39      0.21
 Loans and leases past due 30
  days or more, including
  past due non-accrual loans
  and leases, to total loans
  and leases                      0.46       0.76      0.49      0.45



(a) Adjusted to give effect to 2-for-1 stock split effective December
    10, 2003

(b) Prior quarters' employee stock-based compensation expenses have been reclassified from other operating expenses to salaries and employee benefits to conform to the current quarter presentation of expense recorded pursuant to SFAS No. 123, as amended.

(c) Annualized

Note: All data adjusted to comply to FASB Interpretation No. 46



                       Bank of the Ozarks, Inc.
     Average Consolidated Balance Sheet and Net Interest Analysis
                        (Dollars in Thousands)
                               Unaudited

                                                  Quarter Ended
                                                  June 30, 2005
                                           ---------------------------
                                             Average   Income/  Yield/
                                             Balance   Expense   Rate
                                           ----------- -------- ------
   ASSETS
Earnings assets:
 Interest bearing deposits and federal
  funds sold                               $      349  $     3   3.78%
 Investment securities:
  Taxable                                     316,291    4,203   5.33
  Tax-exempt - FTE                            178,356    3,058   6.88
 Loans and leases - FTE                     1,205,594   20,679   6.88
                                            ----------  -------
    Total earnings assets                   1,700,590   27,943   6.59
Non-earning assets                            164,172
                                            ----------
    Total assets                           $1,864,762
                                            ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
 Deposits:
  Savings and interest bearing transaction $  461,837  $ 1,639  1.42%
  Time deposits of $100,000 or more           532,633    3,691  2.78
  Other time deposits                         293,663    1,864  2.55
                                            ----------  -------
    Total interest bearing deposits         1,288,133    7,194  2.24
 Repurchase agreements with customers          24,266       95  1.58
 Other borrowings                             228,495    2,105  3.69
 Subordinated debentures                       44,331      644  5.83
                                            ----------  -------
    Total interest bearing liabilities      1,585,225   10,038  2.54
Non-interest bearing liabilities:
 Non-interest bearing deposits                137,680
 Other non-interest bearing liabilities         7,769
                                            ----------
    Total liabilities                       1,730,674
Stockholders' equity                          134,088
                                            ----------
    Total liabilities and stockholders'
     equity                                $1,864,762
                                            ==========
Interest rate spread - FTE                                      4.05%

                                                        -------
Net interest income - FTE                              $17,905
                                                        =======
Net interest margin - FTE                                       4.22%


                                                Six Months Ended
                                                  June 30, 2005
                                           ---------------------------
                                             Average   Income/  Yield/
                                             Balance   Expense   Rate
                                           ----------- -------- ------
   ASSETS
Earnings assets:
 Interest bearing deposits and federal
  funds sold                               $      388  $     8   4.08%
 Investment securities:
  Taxable                                     323,844    8,618   5.37
  Tax-exempt - FTE                            150,884    5,179   6.92
 Loans and leases - FTE                     1,181,891   39,668   6.77
                                            ----------  -------
    Total earnings assets                   1,657,007   53,473   6.51
Non-earning assets                            158,229
                                            ----------
    Total assets                           $1,815,236
                                            ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
 Deposits:
  Savings and interest bearing transaction $  451,463  $ 2,968   1.33%
  Time deposits of $100,000 or more           521,483    6,665   2.58
  Other time deposits                         287,889    3,457   2.42
                                            ----------  -------
    Total interest bearing deposits         1,260,835   13,090   2.09
 Repurchase agreements with customers          28,494      213   1.50
 Other borrowings                             211,783    3,810   3.63
 Subordinated debentures                       44,331    1,228   5.59
                                            ----------  -------
    Total interest bearing liabilities      1,545,443   18,341   2.39
Non-interest bearing liabilities:
 Non-interest bearing deposits                134,414
 Other non-interest bearing liabilities         5,646
                                            ----------
    Total liabilities                       1,685,503
Stockholders' equity                          129,733
                                            ----------
    Total liabilities and stockholders'
     equity                                $1,815,236
                                            ==========
Interest rate spread - FTE                                       4.12%

                                                        -------
Net interest income - FTE                              $35,132
                                                        =======
Net interest margin - FTE                                        4.28%



    CONTACT: Bank of the Ozarks Inc., Little Rock
             Susan Blair, 501-978-2217